UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

Forterus, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Olive Avenue
Suite 263
Huntington Beach, California 92648

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (949) 429-4007

Mezey Howarth Racing Stables, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

(a) The Company and ABTTC, Inc. closed on the acqusition of of ABTTC for $12,825,000.    The purchase price consisted of 2.85x the Annual Gross Revenue of ABTTC, Inc. Annual Gross Revenue is defined as total revenue for the preceding 12 months. The purchase price is calculated from the Gross Revenue from August 2007 through July 2008.  The purchase price shall be based on the audited financials.  The estimated revenue of $4,500,000 shall be used for the purpose of issuance of shares at the close of the transaction, and, if necessary, shall be adjusted upon completion of the audit of the ABTTC, Inc financials. The purchase price was paid as follows:  $1,750,000 paid in Common Stock of FTER (previosuly issued at $.40 per share), $1,000,000 paid in Series B Preferred Stock and the remaining amount paid in Series C Preferred Stock.  At the close of the transaction, the ABTTC Shareholders shall receive 10,075,000 shares of Series C Preferred Stock representing $10,075,000 of the estimated purchase price.  Upon the filing of the ABTTC’s audited financials with the Securities and Exchange Commission, the number of Series C Preferred Stock shall be adjusted to the final purchase price.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 8, 2008	Forterus, Inc.
By: /s/ J. Wade Mezey